G-III APPAREL GROUP, LTD.

Company Contact:	Wayne Miller CFO & COO (212) 403-0500

Investor Relations Contact:	James R. Palczynski ICR, Inc. (203) 222-9013

G-III APPAREL GROUP, LTD. TO PRESENT AT THE ICR XCHANGE LEISURE AND LIFESTYLE CONFERENCE

January 12, 2004 – New York – G-III Apparel Group, Ltd. (NASDAQ: GIII:) announced today that management will deliver a presentation on behalf of the company at the Integrated Corporate Relations 6th Annual Xchange Conference at the Hyatt Regency Resort in Huntington Beach, CA.

The G-III investor presentation will be webcast live at 2:25 p.m. Pacific Time on Thursday, January 15, 2004 at http://www.icrxchange.com. Real Player or Windows Media Player is required to listen to the webcast. This software may be downloaded for free by accessing the enclosed webcast link.

About G-III Apparel Group

G-III Apparel Group, Ltd. is a leading manufacturer and distributor of leather and non-leather outerwear and apparel under our own labels, licensed labels and private labels. Company-owned labels include, among others, Black Rivet, Colebrook, Siena Studio and G-III. The Company has fashion licenses with Kenneth Cole, Nine West, Timberland, Cole Haan, Jones Apparel, Sean John, Bill Blass and James Dean and sports licensing agreements with the National Football League, National Hockey League, National Basketball Association, Major League Baseball and more than 60 universities nationwide.

Statements concerning the Company's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors include, but are not limited to, reliance on foreign manufacturers, the nature of the apparel industry, including changing customer demand and tastes, reliance on licensed product, seasonality, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.